UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2020

UROGEN PHARMA LTD.

(Exact name of registrant as specified in its charter)

Israel	001-38079	98-1460746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Alexander Park Drive, 4th Floor Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 (646) 768-9780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value NIS0.01 per share	URGN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Peter Pfreundschuh as Chief Financial Officer

On September 8, 2020, UroGen Pharma Ltd. (the “Company”), entered into a Separation Agreement with Peter Pfreundschuh (the “Separation Agreement”), the Company’s Chief Financial Officer, which sets forth the terms of Mr. Pfreundschuh’s termination of employment with the Company, effective as of October 15, 2020 (the “Separation Date”). Pursuant to the terms of the Separation Agreement, and in exchange for Mr. Pfreundschuh providing the Company with an effective release of claims and agreeing to refrain from certain conduct, the Company agreed to provide Mr. Pfreundschuh with (1) cash severance equivalent to six months of Mr. Pfreundschuh’s base salary in effect as of the Separation Date, (2) the equivalent of nine months of Mr. Pfreundschuh’s pro rata portion of his current potential annual 50% target bonus for calendar year 2020, which shall be awarded only to the extent earned based on actual Company performance, with any individual performance component deemed achieved, to be paid on the date in the year following Mr. Pfreundschuh’s termination on which bonuses are paid to other senior executives of the Company, but in no event later than March 15 of such year, (3) the accelerated vesting of each restricted stock unit and option held by Mr. Pfreundschuh, such that the amount of each award that would have otherwise become vested as of April 15, 2021, shall become issuable or exercisable, respectively, as of the Separation Date, and the date to exercise such options shall be increased to 180 days post the Separation Date, and (4) certain health insurance coverage starting on the Separation Date. The forgoing description of the Separation Agreement is not complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

(c) Appointment of Molly Henderson as Chief Financial Officer

Effective as of October 1, 2020 (the “Start Date”), the Company appointed Molly Henderson as Chief Financial Officer of the Company, as well as the Company’s principal financial officer and principal accounting officer, replacing Mr. Pfreundschuh in such roles.

Prior to joining the Company, Ms. Henderson served as Executive Vice President, Corporate Secretary and Chief Financial Officer of Advaxis, Inc., a clinical-stage biotechnology company focused on the development and commercialization of immunotherapy products, from June 2018 to September 2020. Prior to Advaxis, Ms. Henderson was a freelance consultant, as well as the Chairman and partial owner of WUJU Foods, LLC, a consumer products company, from August 2016 to June 2018. Prior to that, Ms. Henderson was Chief Financial Officer at Iovance Biotherapeutics, Inc. (formerly Lion Biotechnologies, Inc.) from June 2015 to August 2016. Ms. Henderson also served as the Chief Business and Financial Officer, Senior Vice President of VirtualScopics, Inc., a public company provider of imaging solutions to the pharmaceutical, biotechnology, and medical device industries, from May 2008 to August 2013, and as that company’s Chief Financial Officer from May 2003 to May 2008. From 2013 to 2015, Ms. Henderson relocated her family to Europe, during which time Ms. Henderson advised start-up companies in Switzerland. Earlier in her career, Ms. Henderson served as the Corporate Controller of Ultralife, Inc., a publicly-held provider of high performance lithium battery solutions. Prior to Ultralife, Ms. Henderson was a Manager in the audit division of PricewaterhouseCoopers LLP. Ms. Henderson received her M.B.A. and B.S. degrees from the State University of New York at Buffalo.

The Company and Ms. Henderson entered into an Employment Agreement on September 3, 2020 (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Ms. Henderson is entitled to an initial annualized base salary of $430,000. Ms. Henderson will also be entitled to a one-time signing bonus of $100,000, subject to repayment by Ms. Henderson if she resigns without good reason or the Company terminates her employment for cause prior to the one-year anniversary of the Start Date, and an annual discretionary cash bonus of up to 50% of Ms. Henderson’s then-current base salary, pro-rated in the case of a partial calendar year.

The Employment Agreement also provides that, subject to approval by the Board of Directors of the Company (the “Board”) (or a committee thereof), and as an inducement material to Ms. Henderson entering into employment with the Company, pursuant to Nasdaq Rule 5635(c)(4), Ms. Henderson shall be granted (i) a stock option to purchase 60,000 of the Company’s ordinary shares, par value NIS 0.01, with an exercise price per share equal to the closing price per share on the grant date (the “Initial Option”) and (ii) 15,000 restricted stock units of the Company (the

“RSU”). The shares subject to the Initial Option and RSU will each vest over three years of continuous service by Ms. Henderson to the Company, with 1/3 of the shares vesting upon Ms. Henderson’s completion of one year of service measured from the Start Date and 1/3 of the shares annually thereafter for the remaining two years. The Initial Option and RSU will be granted under the Company’s Inducement Plan, and Ms. Henderson will be eligible for future equity awards under the Company’s 2017 Equity Incentive Plan, as amended, as approved by the Board (or a committee thereof) in its sole discretion.

Under the terms of the Employment Agreement, if Ms. Henderson is terminated by the Company without cause or resigns for good reason, she is entitled to receive (i) payment of her then-current base salary through the effective date of the termination or resignation, (ii) continuation of Ms. Henderson’s salary at the rate in effect at the time of termination for a period of six months following the termination date, (iii) a pro-rata bonus through the date of termination, which bonus shall be paid only to the extent earned based on actual Company performance, not to exceed 100% of the target (with any individual performance component deemed achieved), on the date in the year following termination on which bonuses are paid to other senior executives of the Company (but in any event prior to March 15th of such year), (iv) any annual bonus earned with respect to the year preceding the year of termination, if not already paid by the date of termination, (v) accelerated vesting of any of Ms. Henderson’s unvested equity awards, including the Initial Option and RSU, such that shares that would have vested over an additional quarter following the termination date shall be deemed immediately vested and exercisable as of Ms. Henderson’s last day of employment, and (vi) reimbursement of COBRA healthcare premium costs for the same level of coverage she had during employment for up to six months or until the date Ms. Henderson becomes eligible for new healthcare coverage through another source.

In addition to the foregoing, in connection with an acquisition of the Company where Ms. Henderson’s employment is terminated without cause, or she resigns for good reason, in either case within three months prior to, or 24 months following the close of such acquisition, Ms. Henderson shall be entitled to the following benefits: (A) a lump sum payment equal to the sum of (y) 12 months of her then-current annual base salary and (z) 100% of the current target bonus percentage of her current annual base salary; (B) the amount of any COBRA continuation premium payments made by Ms. Henderson during the 12 month period following the date of termination, or the period ending when Ms. Henderson becomes eligible for comparable group medical benefits from another source (whichever comes first); and (C) the vesting of the Initial Option and RSU, as well as any other equity awards granted to Ms. Henderson, shall be accelerated in full such that 100% of the then-unvested shares subject to the Initial Option and RSU (or other equity awards) will be deemed vested and exercisable as of Ms. Henderson’s last day of employment.

The severance benefits described in the foregoing paragraph are, in each case, subject to Ms. Henderson’s compliance with continuing obligations to the Company and her execution of a separation agreement and general release in favor of the Company.

Ms. Henderson has no family relationships with any of the Company’s directors or executive officers, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit Number	Description

10.1*	Separation Agreement between the Company and Peter Pfreundschuh, dated September 8, 2020.

10.2	Employment Agreement between the Company and Molly Henderson, dated September 3, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedules will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2020	UROGEN PHARMA LTD.

	By:	/s/ Elizabeth Barrett
Elizabeth Barrett
Chief Executive Officer